U.S. GOLD CORP.

Board of Directors
Corporate Governance Principles

Amended and Restated as of November 18, 2014
Amended and Restated as of December 3, 2015

Reaffirmed July 12, 2017

Reaffirmed July 12, 2018

Reaffirmed November 1, 2018

Corporate Governance Principles

●	Role of the Board and of Management
●	Board Composition and Selection
●	Board Meetings and Member Responsibilities
●	Company Strategy and Financial Objectives
●	Performance Evaluation; Succession Planning
●	Director Compensation
●	Committees
●	Other

The Board of Directors (the “Board”) of the U.S. Gold Corp. (the “Company”) has developed these corporate governance principles (the “Principles”) to help it fulfill its responsibilities to the Company and its shareholders. The Board plays the central role in the Company’s corporate governance and oversees the work of management and the execution of the Company’s business strategies on behalf of the Company’s shareholders.

Role of the Board and of Management

1.	Role of the Board. The business and affairs of the Company are managed under the direction of the Board, except as may otherwise be provided by law, the Company’s Certificate of Incorporation, its Bylaws, or resolution of the Board.

2.	Role of Management. The Board recognizes that it is management’s responsibility to carry out the policies and strategies established by the Board and to carry out the operation of the Company’s business. To this end, the Board acknowledges that it should not interfere in management’s discharge of responsibilities but should provide oversight and encouragement.

Board Composition and Selection

3.	Board Size. The number of directors comprising the Board is determined by resolution of a majority of the Board. The number of directors comprising the Board shall in no event be less than three and may otherwise be amended from time to time in accordance with the Company’s By-Laws. The Nominating and Corporate Governance Committee periodically reviews the size of the Board, with the goal that the size of the Board is sufficient to maintain needed expertise and independence without becoming too large to function efficiently or effectively.

4.	Selection of Board Members. All Board members are elected annually by a plurality of the votes cast at the Company’s annual meeting of shareholders, except as noted in the Company’s Certificate of Incorporation with respect to vacancies. Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any director may resign at any time upon notice to the Company. The Nominating and Corporate Governance Committee screens and recommends director nominees to the Board, and the Board in turn recommends director nominees for election by the Company’s shareholders. The Board’s recommendations are based on its determination (using advice and information supplied by the Nominating and Corporate Governance Committee) as to the suitability of each individual, and the director nominees as a whole, to serve as directors of the Company, taking into account the membership criteria discussed below. The Nominating and Corporate Governance Committee considers director candidates recommended by shareholders in compliance with the procedures described in the Company’s annual proxy statement, and also will evaluate director nominations made by shareholders in compliance with the advance notice provisions in the Company’s Bylaws and other applicable Securities and Exchange Commission rules and regulations.

5.	Board Membership Criteria. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, diversity, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors. The Board seeks to include directors with diverse experience in areas relevant to the Company’s business. The Company also seeks directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Board evaluates each individual in the context of the Board as a whole; with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee also annually evaluates the directors by considering factors such as the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

6.	Board Composition - Independent Directors. The Board has a majority of directors who are independent as established by the applicable director independence standards included in the listing requirements for NASDAQ Stock Market LLC (or for any other exchange or trading system on which the Company’s securities are subsequently listed) and any other requirements of applicable laws and regulations, all as determined by the Board. The Board also may adopt supplemental independence standards that it will apply, and such standards, if and when adopted, will be included in these Principles. The Board makes an affirmative determination regarding the independence of each director annually (to include that each director does not have a material relationship with the Company), based upon the recommendation, advice, and information of the Nominating and Corporate Governance Committee.

7.	Directors with Changes in Principal Occupation. A director who retires from his or her present employment, or who materially changes his or her employment, or wishes to join another company’s board will immediately inform the Board to the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then evaluate whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status and whether continued service on the Board is appropriate, and make a recommendation to the Board. The Board shall accept or reject as it determines is appropriate after consultation with the Nominating and Corporate Governance Committee.

8.	Selection of Chief Executive Officer and Chair of the Board. The Board selects the Company’s Chief Executive Officer (“CEO”) and Chair of the Board (“Chair”) in the manner that it determines to be in the best interests of the Company’s shareholders. The Board does not have a policy requiring the separation of the roles of Chair and CEO. The Board may separate the roles of the Chair and CEO if it deems it advisable and in the best interests of the Company and its shareholders to do so.

9.	Selection of Lead Director. The Chair of the Board is also the Lead Director, unless the Chair is not independent. If the Chair is not independent, the independent directors shall designate a Lead Director from among the independent directors. The Lead Director’s responsibilities and authority shall include: (i) presiding at meetings of the Board when the Chair is not present; (ii) presiding at all meetings of the independent directors; (iii) serving as a liaison between the Chair and the independent directors; (iv) consulting on the meeting agendas; (v) working with management to assure that meeting materials are fulfilling the needs of directors; (vi) consulting on the meeting calendar and schedules to assure there is sufficient time to discuss all agenda items; (vii) calling meetings of the independent directors, including at the request of such directors; (viii) working with the independent directors to respond to shareholders inquiries involving the Board; and (ix) performing such other duties as the Board may from time to time delegate.

10.	Service on Other Boards. The Board believes it benefits from the contributions of directors who have significant experience and who can provide a wider perspective and best practices learned in such other directorships. Recognizing the significant commitments incident to board service, directors should limit their service as directors on publicly held company and Investment Company boards to no more than five (including the Company’s Board). Directors who are executive officers at a publicly held company should limit their service as directors on publicly held company and investment company boards to no more than three (including the Company’s Board). Service on the boards of subsidiary companies, nonprofit organizations, and nonpublic for-profit organizations is not included in this calculation, and service as a director on multiple mutual fund boards within the same fund family will be counted as one board for these purposes.

To enable the Nominating and Corporate Governance Committee to assess a director’s ability to fully discharge his or her duties, each director must notify the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve as a member on another board of directors. The Nominating and Corporate Governance Committee will consider a director’s membership on multiple boards in its evaluation of whether a nominee should be recommended for election or reelection.

11.	Retirement Policy. A director may not stand for reelection following his or her 75th birthday, unless a majority of the independent directors conclude that it is in the best interest of the Company to allow such director to stand for reelection.

12.	Code of Conduct, Conflicts of Interest, and Related-Party Transactions.

a)	The Board has adopted a Code of Conduct for directors, officers, and employees to foster a common set of fundamental values and operating principles. The Board and the Nominating and Corporate Governance Committee oversee procedures for administering and promoting compliance with the Code of Conduct. The Code of Conduct is posted on the Company’s Web site at www.usgoldcorp.gold.

b)	It is the responsibility of each director to promptly advise the Board of any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest or a potential related-party transaction. The Board shall annually obtain information from each director in order to monitor potential conflicts of interest and related-party transactions, and directors are expected to be mindful of their fiduciary obligations to the Company.

Board Meetings and Member Responsibilities

13.	Board Meetings - Number and Scheduling. The Board shall meet at regularly scheduled meetings no less than four (4) times a year and conduct additional special meetings and conference telephone meetings as necessary to supplement the regularly scheduled meetings. To the extent possible, Board meetings should be in-person and scheduled well in advance.

14.	Board Meetings - Agenda. The Chair and the Secretary of the Company prepare an agenda for each Board meeting, taking into account suggestions from other members of the Board. The Chair should also consult with each committee chair and with appropriate members of senior management regarding items appropriate for the Board agenda. The Chair shall consult with the Lead Director on the meeting agenda and schedule prior to distributing these materials to the other directors. The agenda is distributed in advance to each director.

15.	Advance Distribution of Materials. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting is distributed to directors in advance, whenever feasible and appropriate, to facilitate the efficient use of meeting time. Any written materials not available in advance shall be provided to each director at the meeting. When appropriate, sensitive subjects may be discussed at a meeting without distribution of written materials to the Board. The Board expects the Chair, the CEO, and other members of senior management to regularly provide directors with information about the Company’s business and operations to ensure the Board is fully informed.

16.	Individual Directors’ Responsibilities. All directors are expected to allocate sufficient time in their schedules to fulfill their responsibilities to the Company and its shareholders. All directors are expected to attend the meetings of the Board and of committees of which they are members.

17.	Access to Senior Management and Company Staff. The Board has full access to senior management and Company staff. Senior management is encouraged to invite Company staff to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

18.	Access to Advisors. The Board and each of its standing committees shall have the resources, authority, and funding (which will be provided by the Company) to retain such outside accounting, legal, and other professional advisors as it deems appropriate without management approval.

19.	Executive Sessions of Independent Directors. The independent directors of the Company meet in executive session ideally in connection with each regularly scheduled Board meeting and at such other times as they or the Lead Director deems appropriate. The Lead Director chairs executive sessions of the independent directors. These executive session discussions may include such topics as they or the Lead Director determine.

20.	New Director Orientation. New directors participate in an orientation designed to familiarize each new director with, among other things: the Company’s Board members and corporate governance practices, the responsibilities and duties of a director, the Company’s independent auditor, general business operations of the Company, key employees, significant policies and procedures (including accounting policies), the Company’s strategic business plan, and key Company performance criteria.

21.	Director Education. The Company shall make educational opportunities available for its directors in the areas of corporate governance, financial reporting, executive compensation, and other areas of interest to the Board.

22.	Confidentiality. The Board believes that maintaining the confidentiality of all information about the Company and all deliberations by the Board and its committees is imperative. To foster candor, all communications, deliberations, and information by and to directors shall be kept in the strictest confidence. Directors also shall be mindful of and shall preserve any applicable attorney-client and other privileges applicable to such communications, deliberations, and information.

Company Strategy and Financial Objectives

23.	Review of Major Strategies and Financial Objectives. Annually, the Board reviews the Company’s one-year business plan, as well as long-term strategic plan and financial goals. The Board regularly monitors the Company’s performance with respect to these plans and goals.

Performance Evaluation; Succession Planning

24.	Annual CEO Evaluation. The chair of the Compensation Committee leads the independent directors in conducting a review at least annually of the performance of the CEO. The chair of the Compensation Committee communicates the results of the evaluation to the CEO, and the Compensation Committee uses the results of the evaluation in recommending the compensation terms for the CEO to the independent directors for approval. Compensation of the CEO must be approved by a majority of the independent directors. The CEO may not be present during voting or deliberations on the compensation of the CEO.

25.	Succession Planning for the CEO. The Nominating and Corporate Governance Committee shall periodically review succession plans for the CEO and report to the Board on such succession plans and policies in the event of an emergency. In carrying out such review, the Nominating and Corporate Governance Committee shall consult with the CEO to obtain his or her recommendations on succession. In the event of the untimely death, resignation, or termination of the CEO, or a temporary vacancy in the office of CEO due to an emergency or other extraordinary event, the chair of the Nominating and Corporate Governance Committee shall call an emergency meeting of the Board. At such meeting, the Board will designate a person to temporarily fulfill the duties required of the office of CEO and/or delegate the duties to another appropriate executive officer until a replacement candidate is appointed CEO of the Company or the CEO resumes his post, whichever occurs first.

26.	Senior Management Development and Succession Planning. The Nominating and Corporate Governance Committee reviews and assesses the development of the Company’s executive officers and considers and makes recommendations to the Board on promotion and succession issues as appropriate.

27.	Evaluations of Board and Director Performance. The Nominating and Corporate Governance Committee annually evaluates and reports to the Board on the performance and effectiveness of the Board as a whole, its committees, and individual directors, whose performance is reviewed annually in connection with standing for re-election.

Director Compensation

28.	Board Compensation Review. The Compensation Committee periodically evaluates the compensation of employee directors and recommends compensation changes to the Board as appropriate. Non-employee directors receive a combination of cash and equity compensation for service on the Board. Directors who are employees of the Company shall receive no additional cash compensation for serving on the Board, but receive equity compensation for service on the Board.

29.	Director, CEO, and Other Executive Officer Equity Holding Requirements. While the Company does not require directors and officers to own a specific minimum number of shares of the Company’s common stock, the Company believes that each director and corporate officer should have a substantial personal investment in the Company. Directors and officers may not engage in short sales or put or call transactions with respect to Company shares.

Committees

30.	Number and Type of Committees. The Board has three standing committees: a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors. For purposes hereof, “independent” will mean a director who meets the applicable director independence standards included in the listing requirements for NASDAQ Stock Market LLC (or for any other exchange or trading system on which the Company’s securities are subsequently listed), any other requirements of applicable laws and regulations, and any additional director independence standards adopted by the Company, all as determined by the Board. In addition, directors who serve on the Audit Committee must meet heightened independence standards contained in Rule 10A-3(b) promulgated under the Securities Exchange Act of 1934, as amended. The Board may form new committees or remove existing committees (subject to applicable legal and regulatory requirements) as it deems advisable in the fulfillment of its primary responsibilities.

The Nominating and Corporate Governance Committee annually reviews the committee members, and the Board appoints committee members according to criteria that it determines to be in the best interest of the Company and its shareholders.

Each committee performs its duties as assigned by the Board in compliance with the Company’s Bylaws and the committee’s charter. The charters of the Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are posted on the Company’s Web site at www.usgoldcorp.gold. The written charters for each standing committee shall be reviewed annually and revisions shall be made as appropriate.

31.	Committee Meetings and Agenda. The chair of each committee is responsible for developing, together with committee members and relevant Company managers, the committee’s general agenda and objectives and for setting the specific agenda for committee meetings. The chair and committee members determine the frequency of committee meetings consistent with the committee’s charter.

Other

32.	Shareholder Communication with Directors. The Board believes that management generally should speak for the Company. The Board further recognizes the importance of providing shareholders with a means to communicate with both individual directors and with the Board generally. Shareholders may communicate with the members of the Board individually, with the Lead Director or all independent directors, or with the Board as a group by writing to U.S. Gold Corp., Attn: Corporate Secretary, 777 Alexander Rd, Suite 100 Princeton, NJ 08540. Please mark the outside of the envelope “BOARD COMMUNICATION,” and indicate the director(s) or group of directors for which the communication is intended. The Secretary shall promptly forward shareholder communications that he or she determines to be significant to the Directors, and keep a record of all shareholder communications that he or she deems not to be significant and report such communications to the Board on a periodic basis, but not less frequently than quarterly. Any communication specifically directed to the Lead Director shall be promptly forwarded by the Secretary to the Lead Director.

33.	Review of Corporate Governance Principles. The Nominating and Corporate Governance Committee annually reviews these Principles and recommends appropriate changes to the Board. The Principles are available on the Company’s Web site at www.usgoldcorp.gold.

34.	Risk Oversight.

a)	Each of the Company’s three standing committees shall be responsible for overseeing specific areas of potential risk, as described below, and reporting promptly to the full Board any risk that such committee concludes is reasonably likely to be material to the Company. Each of the Company’s three standing committees also shall regularly update the full Board on committee-level risk oversight and evaluation activities and shall work with management and with such outside advisors as the committees deem necessary and appropriate in carrying out their respective risk oversight activities.

i.	The Audit Committee shall be responsible for overseeing risk management related to the Company’s accounting and financial reporting policies and procedures, and related to the activities of the Internal Audit and Information Technology functions.
ii.	The Nominating and Corporate Governance Committee shall be responsible for overseeing risk management related to the Company’s corporate governance and legal and regulatory compliance policies and procedures, including leadership, structure and succession planning.
iii.	The Compensation Committee shall be responsible for overseeing risk management related to the Company’s compensation policies and practices.

b)	The full Board shall have ultimate responsibility for overseeing risk management related to the Company, including activities related to business operations, strategy and mergers and acquisitions, finance, human resources, legal and compliance, and information technology, and any other activities that may create a material risk to the Company.

35.	Notification of Non-Compliance with NASDAQ Corporate Governance Listing Standards. Executive officers of the Company shall promptly notify the CEO (who, in turn, shall notify the Lead Director) if any such executive officer becomes aware of any non-compliance by the Company with the NASDAQ corporate governance listing standards. The Company must promptly notify the NASDAQ in writing after any executive officer becomes aware of any non-compliance with the applicable NASDAQ corporate governance listing standards.